Form of 2006 Annual Award Agreement for Outside Directors

Exhibit 10.3

EMBARQ CORPORATION 2006 EQUITY INCENTIVE PLAN

AWARD AGREEMENT

To:	(“You” or the “Participant”)

From:	Embarq Corporation (the “Company”)

Date:	July , 2006

Notice of Grant

Subject to the Embarq Corporation 2006 Equity Incentive Plan (the “Plan”) and this Award Agreement, including Attachment A (the “Award Agreement”), the Company is granting to you an award of Restricted Stock Units (“RSUs”) under the Plan (this “Award”). The number of RSUs, the Grant Date and settlement date for such RSUs are as follows:

GRANT OF RSUS

Grant Date:

Total Number of RSUs:

Settlement Date:	Date: Date of Third Regular Annual Stockholder’s Meeting following Grant Date	% of RSUs Settled: 100%

Because this Award is subject to the Plan and this Award Agreement, you should carefully read the Plan ( a copy of which has been provided to you) and this Award Agreement, including Attachment A, to fully understand the terms of this Award. Capitalized terms used in this Award Agreement without definition have the meanings that they have in the Plan. You acknowledge that a copy of the Plan and the Plan’s Plan Information Statement dated May 2006 has been provided to you. The terms of the Plan are incorporated by reference. In the event of an inconsistency between this Award Agreement and the Plan, the Plan governs.

General Terms

This Award Agreement is governed by the laws of the State of Delaware without giving effect to the principles of the conflict of laws to the contrary. This Award Agreement may be modified only by written instrument signed by you and the Company; provided that this Award Agreement is subject to the power of the Board to amend the Plan as provided in the Plan. Neither this Award Agreement, nor the Award, may be transferred, sold, assigned, pledged or otherwise alienated or hypothecated by you in any way other than by will, or by the laws of descent and distribution. Except as specifically provided in this Award Agreement, this Award Agreement binds and will inure to the benefit of the heirs, legal representatives, successors and assigns of the Company and you.

This Award Agreement may be signed in multiple counterparts, each of which will be considered an original but all of which together will constitute one and the same agreement. Delivery of a signature page to this Award Agreement by e-mail, facsimile or other form of electronic transmission will be fully binding.

This Award Agreement is accepted and agreed to by the Participant and the Company as of the dates indicated below.

EMBARQ CORPORATION

By:
Name:	Claudia S. Toussaint		, Director
Title:	Corporate Secretary

Dated:		Dated:

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(Attachment A)

SPECIFIC TERMS OF RSU AWARD

Section 1. Settlement of RSU Award.

Except as provided below, the Settlement Date for your RSU Award will be the date on which your award is settled as indicated in the Settlement Date section on page 1 of this Award Agreement. This RSU Award may be settled by delivering to you or your Beneficiary, as applicable and in the sole discretion of the Company, either (i) an amount of cash equal to the Fair Market Value of a Share as of the Settlement Date, multiplied by the number of Shares underlying the RSUs held by you, or (ii) a number of Shares equal to the whole number of Shares underlying the RSUs then held by you. Any remaining fractional Shares underlying your RSUs remaining on the Settlement Date will be distributed to you in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date, multiplied by the remaining underlying fractional shares.

Section 2. Effect of Separation from Service.

The effect of a Separation from Service on all or any portion of this Award is as provided below.

If your Separation from Service is by reason of your death, Disability, retirement from service with the Board of Directors, or involuntary Separation from Service, the Settlement Date of all of your unsettled RSUs will accelerate on a pro rated basis from the first date of your service to the date of your Termination Date. If your Separation from Service is for any other reason, such as on account of your voluntary resignation, you will immediately forfeit all unsettled RSUs on your Termination Date. If there is a Change in Control, the Settlement Date of all of your unsettled RSUs will accelerate on a pro rated basis from the first date of your service to the date of the Change in Control.

Section 3. Dividend Equivalents.

If the Company pays cash dividends on shares of its common stock while you hold the RSUs, you will receive a dividend equivalent payment equal to the per share cash dividend paid on shares of the Company’s common stock multiplied by the number of Shares underlying your RSUs held on the dividend record date. This dividend equivalent will be paid to you as soon as practicable after the cash dividends are paid. If non-cash dividends are paid on the underlying Shares and you hold RSUs on the dividend record date, the vesting and delivery date of the non-cash dividend will be the same as the Settlement Date of the RSUs to which the underlying Shares are attributable.

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